Exhibit 10.3

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated May 7, 2014, but to be effective as of March 29, 2014 (the “Effective Date”), among PMFG, INC., a Delaware corporation (“PMFG”), and PEERLESS MFG. CO., a Texas corporation (“Peerless”, and PMFG and Peerless, individually and collectively shall be referred to herein as, the “Borrower”); each of the Lenders party hereto; and CITIBANK, N.A., a national banking association (in its individual capacity, “Citibank”), as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

BACKGROUND

A. The Borrower, the Lenders and the Administrative Agent are parties to that certain Credit Agreement, dated as of September 7, 2012 (said Credit Agreement, as amended, the “Credit Agreement”; the terms defined in the Credit Agreement and not otherwise defined herein shall be used herein as defined in the Credit Agreement).

B. The Borrower, the Lenders and the Administrative Agent desire to amend the Credit Agreement, subject to the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, the parties hereto covenant and agree as follows:

1. AMENDMENTS.

(a) The definition of “Borrowing Base” set forth in Section 1.02 of the Credit Agreement is hereby amended in its entirety to read as follows:

“Borrowing Base” means, as of any date:

(a) during a DSCR Compliance Period, an amount equal to (i) the sum of (A) eighty percent (80%) of the aggregate amount of Eligible Accounts on such date plus (B) fifty percent (50%) of the aggregate amount of Eligible Inventory on such date plus (C) one hundred percent (100%) of the cash held in the LC Cash Account as of such date of determination, minus (ii) the Foreign Currency Letter of Credit Contingency Amount; and

(b) during a DSCR Non-Compliance Period, an amount equal to (i) one hundred percent (100%) of the Amended Borrowing Base Cash Collateral held by the Administrative Agent pursuant to Section 2.13 at such time, less (ii) the Cash Buy Down Amount at such time.

(b) The definition of “Borrowing Base Certificate” set forth in Section 1.02 of the Credit Agreement is hereby amended by adding the following sentence at the end thereof: “For the avoidance of doubt, for so long as the Amended Borrowing Base is in effect, the calculations set forth on the Borrowing Base Certificate most recently delivered shall be used for informational purposes only.”

(c) The definition of “LC Cash Account” set forth in Section 1.02 of the Credit Agreement is hereby amended by adding the following sentence at the end thereof: “For the avoidance of doubt, the LC Cash Account shall include any one or more such deposit accounts and shall include the LC Collection Account and the Amended Borrowing Base Cash Collateral Account (as defined in Section 2.13).”

(d) Section 1.02 of the Credit Agreement is hereby amended by adding the following definitions thereto in appropriate alphabetical order:

“Amended Borrowing Base” shall mean the Borrowing Base as determined in accordance with clause (b) of the definition of “Borrowing Base”.

“Amended Borrowing Base Cash Collateral” has the meaning set forth in Section 2.13.

“Cash Buy Down Amount” means, as of any date of determination, an amount equal to (a) $3,000,000, minus (b) the sum of the payments made on the Term Loans pursuant to Sections 3.01 and 3.04 of the Credit Agreement from and after the Second Amendment Effective Date through such date of determination.

“DSCR Compliance Period” means any period (a) commencing upon the delivery of the Borrower’s financial statements pursuant to Sections 8.01(a) and 8.01(b), as applicable, which show that the Debt Service Coverage Ratio as of the last day of the most recently ended fiscal quarter was equal to or greater than 1.50:1.00, and (b) ending upon the commencement of a DSCR Non-Compliance Period; provided, however, that if the Borrower fails to timely deliver the financial statements required by Sections 8.01(a) and 8.01(b), as applicable, the Borrower shall be deemed to be in a DSCR Non-Compliance Period until the required financial statements are delivered which show that the Borrower is in a DSCR Compliance Period.

“DSCR Non-Compliance Period” means any period (a) commencing upon the delivery of the Borrower’s financial statements pursuant to Sections 8.01(a) and 8.01(b), as applicable, which show that the Debt Service Coverage Ratio as of the last day of the most recently ended fiscal quarter was less than 1.50:1.00, and (b) ending upon the commencement of a DSCR Compliance Period; provided, however, that if the Borrower fails to timely deliver the financial statements required by Sections 8.01(a) and 8.01(b), as applicable, the Borrower shall be deemed to be in a DSCR Non-Compliance Period until the required financial statements are delivered which show that the Borrower is in a DSCR Compliance Period.

“Second Amendment Effective Date” means March 29, 2014.

(e) A new Section 2.13 shall be added to the Credit Agreement which shall read in its entirety as follows:

Section 2.13 Cash Collateral – Amended Borrowing Base. At any time, Borrower may pledge and deposit with or deliver to the Administrative Agent cash collateral for purposes of determining the Amended Borrowing Base (the “Amended Borrowing Base Cash Collateral”), provided that, notwithstanding anything to the contrary in the Credit Agreement, Borrower shall not, as of any date of determination, be required to maintain Amended Borrowing Base Cash Collateral in the Amended Borrowing Base Cash Collateral Account in excess of an aggregate amount (the “Minimum Amended Borrowing Base Cash Collateral Amount”) equal to the greater of (a) $10,000,000, or (b) an aggregate amount equal to (i) 100% of the Risk Adjusted Revolving Credit Exposure as of any such date, plus (ii) the Cash Buy Down Amount as of such date. The Amended Borrowing Base Cash Collateral shall be deposited in a money market account of the Borrower established with the Administrative Agent (the “Amended Borrowing Base Cash Collateral Account”), subject to the provisions set forth in the following clauses (a) and (b) below.

(a) Grant of Security Interest. The Borrower hereby grants to the Administrative Agent, for the benefit of the Secured Parties, an exclusive first priority and continuing perfected security interest in and Lien on the Amended Borrowing Base Cash Collateral Account and all cash, checks, drafts, certificates and instruments, if any, from time to time deposited or held in the Amended Borrowing Base Cash Collateral Account, all deposits or wire transfers made thereto, any and all investments purchased with funds deposited in such account, all interest, dividends, cash, instruments, financial assets and other Property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing, and all proceeds, products, accessions, rents, profits, income and benefits therefrom, and any substitutions and replacements therefor. The Amended Borrowing Base Cash Collateral, to the fullest extent permitted by applicable Law, shall not be subject to any defense or be affected by a right of set-off, counterclaim or recoupment which the Borrower or any of its Subsidiaries may now or hereafter have against the Administrative Agent, the Lenders or any other Person for any reason whatsoever. Such deposit shall be held as collateral securing the payment and performance of the Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the Amended Borrowing Base Cash Collateral Account. Interest or profits, if any, on such Amended Borrowing Base Cash Collateral shall accumulate in the Amended Borrowing Base Cash Collateral Account.

(b) Release.

(i) Upon the Borrower’s request at any time while the Amended Borrowing Base is in effect, the Administrative Agent shall return to the Borrower all amounts being held in the Amended Borrowing Base Cash Collateral Account in excess of the Minimum Amended Borrowing Base Cash Collateral Amount, provided that no Default has occurred and is continuing and no Borrowing Base Deficiency then exists or would result therefrom.

(ii) Upon the Borrower’s request, provided that the Amended Borrowing Base is not then in effect, the Administrative Agent shall return to the Borrower all amounts being held in the Amended Borrowing Base Cash Collateral Account, provided that no Default has occurred and is continuing and no Borrowing Base Deficiency then exists or would result therefrom.

(f) Section 9.01(b) of the Credit Agreement is hereby amended by adding the following proviso to the end of the sentence set forth therein: “; provided, however, that for so long as the Amended Borrowing Base is in effect, the Borrower shall not be required to comply with this Section 9.01(b).”

2. REPRESENTATIONS AND WARRANTIES TRUE; NO EVENT OF DEFAULT. By its execution and delivery hereof, the Borrower represents and warrants that, as of the date hereof and after giving effect to the amendments set forth in the foregoing Section 1 of this Amendment:

(a) the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct on and as of the date hereof as made on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date;

(b) no event has occurred and is continuing which constitutes a Default or an Event of Default;

(c) (i) the Borrower has full power and authority to execute and deliver this Amendment, (ii) this Amendment has been duly executed and delivered by Borrower, and (iii) this Amendment and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as enforceability may be limited by applicable Debtor Relief Laws and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and except as rights to indemnity may be limited by federal or state securities laws; and

(d) no authorization, approval, consent, or other action by, notice to, or filing with, any Governmental Authority or other Person (not previously obtained), is required for (i) the execution, delivery or performance by the Borrower of this Amendment, or (ii) the acknowledgment by each Guarantor of this Amendment.

3. CONDITIONS TO EFFECTIVENESS. All provisions of this Amendment shall be effective as of the Effective Date upon satisfaction or completion of the following:

(a) Administrative Agent shall have received counterparts of this Amendment executed by the Required Lenders;

(b) Administrative Agent shall have received counterparts of this Amendment executed by the Borrower and acknowledged by each Guarantor;

(c) Administrative Agent shall have received cash collateral of at least $10,000,000 to be maintained in accordance with Section 2.13 of the Credit Agreement (as amended hereby);

(d) Administrative Agent shall have received for the account of each Lender party hereto payment of an amendment fee in an amount equal to 10 basis points of the sum of such Lender’s (i) Revolving Credit Exposures, (ii) outstanding Term Loans and (iii) unused Commitments, in each case as of the date of this Amendment;

(e) Administrative Agent shall have received reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement, including without limitation, the reasonable fees and expenses of Winstead PC, counsel to the Administrative Agent; and

(f) The Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent and its counsel, such other documents, certificates and instruments as the Administrative Agent shall require.

4. GUARANTORS’ ACKNOWLEDGMENT. By signing below, each Guarantor (i) acknowledges, consents and agrees to the execution, delivery and performance by the Borrower of this Amendment, (ii) acknowledges and agrees that the obligations of such Guarantor in respect of the Guaranty Agreement are not released, diminished, waived, modified, impaired or affected in any manner by this Amendment, or any of the provisions contemplated herein, (iii) ratifies and confirms the obligations of such Guarantor under the Guaranty Agreement and (iv) acknowledges and agrees that such Guarantor has no claim or offsets against, or defenses or counterclaims to, the guaranty under the Guaranty Agreement.

5. REFERENCE TO THE CREDIT AGREEMENT.

(a) Upon and during the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, or words of like import shall mean and be a reference to the Credit Agreement, as affected by this Amendment.

(b) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights or remedies of Administrative Agent or Lenders under the Credit Agreement or any of the other Loan Documents, and shall not alter, modify, amend, or in any way affect the terms, conditions, obligations, covenants, or agreements contained in the Credit Agreement and the other Loan Documents, all of which are hereby ratified and affirmed in all respects. The Credit Agreement, as amended by the amendments referred to above, shall remain in full force and effect.

6. COSTS AND EXPENSES. The Borrower agrees to pay or reimburse the Administrative Agent on demand for all reasonable costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder (including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto).

7. EXECUTION IN COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. For purposes of this Amendment, a counterpart hereof (or signature page thereto) signed and transmitted by any Person party hereto to the Administrative Agent (or its counsel) by facsimile machine, telecopier or electronic mail is to be treated as an original. The signature of such Person thereon, for purposes hereof, is to be considered as an original signature, and the counterpart (or signature page thereto) so transmitted is to be considered to have the same binding effect as an original signature on an original document.

8. GOVERNING LAW; BINDING EFFECT. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas applicable to agreements made and to be performed entirely within such state (provided that each party shall retain all rights arising under federal law), and shall be binding upon the parties hereto and their respective successors and assigns.

9. HEADINGS. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

10. ENTIRE AGREEMENT. THE CREDIT AGREEMENT, AS AMENDED BY THIS AMENDMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AS TO THE SUBJECT MATTER THEREIN AND HEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

BORROWER: PMFG, INC., a Delaware corporation

By:	/s/ Ronald L. McCrummen
Ronald L. McCrummen Chief Financial Officer, Assistant Secretary and Treasurer

PEERLESS MFG. CO., a Texas corporation

By:	/s/ Ronald L. McCrummen
Ronald L. McCrummen Treasurer

Signature Page to Second Amendment

CITIBANK, N.A., as Administrative Agent and a Lender

By:	/s/ John Torres
Name:	John Torres
Title:	Senior Vice President

Signature Page to Second Amendment

HSBC BANK USA, N.A., as Lender

By:	/s/ Robert Clouse
Name:	Robert Clouse
Title:	Senior Vice President

Signature Page to Second Amendment

ACKNOWLEDGED AND AGREED:

NITRAM ENERGY, INC.,
a New York corporation

By:	/s/ Ronald L. McCrummen
Ronald L. McCrummen
Vice President, Treasurer and Secretary

PMC ACQUISITION, INC.,
a Texas corporation

By:	/s/ Ronald L. McCrummen
Ronald L. McCrummen
Vice President, Treasurer and Secretary

BURGESS-MANNING, INC.,
a Texas corporation

By:	/s/ Ronald L. McCrummen
Ronald L. McCrummen
Vice President, Treasurer and Secretary

BURMAN MANAGEMENT, INC.,
a Texas corporation

By:	/s/ Ronald L. McCrummen
Ronald L. McCrummen
Vice President, Treasurer and Secretary

BOS-HATTEN, INC.,
a New York corporation

By:	/s/ Ronald L. McCrummen
Ronald L. McCrummen
Vice President, Treasurer and Secretary

Signature Page to Second Amendment